As filed with the Securities and Exchange Commission on July 30, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTYC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	02-0407755
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

85 Swanson Road, Boxborough, Massachusetts	01719
(Address of principal executive offices)	(Zip Code)

CYTYC CORPORATION 2004 OMNIBUS STOCK PLAN

CYTYC CORPORATION 2004 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

A. Suzanne Meszner-Eltrich

Senior Vice President, General Counsel and Secretary

Cytyc Corporation

85 Swanson Road

Boxborough, Massachusetts 01719

(978) 263-8000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Joseph G. Connolly, Jr.

Joseph E. Gilligan

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, par value $.01	14,250,000 (3)	$22.40 (2)	$319,200,000	$40,443

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock as reported on The Nasdaq National Market on July 27, 2004

(3)	Consists of 12,250,000 shares of Common Stock issuable under the Cytyc Corporation 2004 Omnibus Stock Plan and 2,000,000 shares of Common Stock issuable under the Cytyc Corporation 2004 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be separately sent or given to the eligible employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Cytyc Corporation (the “Registrant”) hereby incorporates by reference into this registration statement the following documents that it has previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which was filed on January 30, 2004;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, which was filed on May 6, 2004;

(c)	The Registrant’s Current Reports on Form 8-K filed on March 5, 2004, March 17, 2004, March 22, 2004 (as amended April 27, 2004), March 29, 2004, June 10, 2004 and July 12, 2004; and

(d)	The description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A filed on January 16, 1996, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.	Description of Securities.

Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Delaware General Corporation Law and the Company’s Third Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws provide for indemnification of the Company’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

The Company has obtained directors and officers liability insurance for the benefit of its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

5.1	Opinion of Hogan & Hartson L.L.P.

10.1	Cytyc Corporation 2004 Omnibus Stock Plan

10.2	Cytyc Corporation 2004 Employee Stock Purchase Plan

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Boxborough, Commonwealth of Massachusetts, on July 30, 2004.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Sullivan, Leslie Teso-Lichtman and A. Suzanne Meszner-Eltrich, jointly and severally, each in his or her own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons, in the capacities indicated below, on July 30, 2004.

Signature	Title

/s/ Patrick J. Sullivan Patrick J. Sullivan	Chief Executive Officer (Principal Executive Officer), President, and Chairman of the Board of Directors

/s/ Leslie Teso-Lichtman Leslie Teso-Lichtman	Vice President, Controller and Acting Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Walter E. Boomer Walter E. Boomer	Director

/s/ Sally W. Crawford Sally W. Crawford	Director

/s/ Brock Hattox Brock Hattox	Director

/s/ Daniel Levangie Daniel Levangie	Executive Vice President and Director

/s/ Joseph B. Martin, M.D., Ph.D. Joseph B. Martin, M.D., Ph.D.	Director

/s/ William McDaniel William McDaniel	Vice Chairman of the Board of Director

/s/ Marla Persky Marla Persky	Director

/s/ Wayne Wilson Wayne Wilson	Director

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Hogan & Hartson L.L.P.

10.1	Cytyc Corporation 2004 Omnibus Stock Plan

10.2	Cytyc Corporation 2004 Employee Stock Purchase Plan

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)